UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2023

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 16, 2023, AAR CORP. (the “Company”) entered into a commitment agreement (the “Agreement”) to transfer substantially all of its remaining U.S. pension obligations to American National Insurance Company and American National Life Insurance Company of New York (collectively, the “Insurers”). Under the Agreement, the AAR CORP. Retirement Plan (the “Plan”) agreed to purchase nonparticipating single premium group annuity contracts that transfer substantially all of the Plan's pension obligations to the Insurers.

The purchase of the group annuity contracts closed on August 22, 2023 with the contracts covering approximately 900 participants and beneficiaries (the “Transferred Participants”). Under the group annuity contracts, each Insurer has made an irrevocable commitment to pay the pension benefits of each Transferred Participant that are due on or after November 1, 2023. The transaction will result in no changes to the amount of benefits payable to the Transferred Participants.

The purchase of the group annuity contracts was funded directly by assets of the Plan and required no cash or asset contributions from the Company. We expect to have approximately $7 million of surplus Plan assets remaining after payment of remaining obligations and expenses and expect to use the surplus to fund certain contributions associated with one of our qualified 401(k) plans.

As a result of the transaction, the Company expects to recognize a non-cash pre-tax pension settlement charge of approximately $25 million in the first quarter of fiscal 2024. The actual charge will depend on finalization of the actuarial and other assumptions.

Disclosure Regarding Forward-Looking Statements

Certain statements contained herein are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations relating to the Agreement and the related financial impact of the transactions contemplated thereunder. These forward-looking statements are based on the beliefs of Company management, as well as assumptions and estimates based on information available to the Company as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors. For a discussion of these and other risks and uncertainties, refer to our most recent Annual Report on Form 10-K, Part I, “Item 1A, Risk Factors” and subsequent filings with the Securities and Exchange Commission. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The risks described in our filings are not the only risks the Company faces, as additional risks and uncertainties are not currently known or foreseeable or impossible to predict accurately or risks that are beyond the Company’s control or deemed immaterial may materially adversely affect our business, financial condition or results of operations in future periods. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2023
AAR CORP.

By:
/s/ SEAN M. GILLEN
Sean M. Gillen
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)